UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2007

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See disclosure under Item 2.03 and Item 5.02 of this report, which is incorporated by reference in this Item 1.01.

On September 12, 2007, certain of our stockholders (the “Stockholders”) entered into a voting agreement (the “Voting Agreement”) with Plainfield Special Situations Master Fund Limited, a Cayman Islands corporation (“PSSM”), Plainfield Peru I LLC, a Delaware limited liability company (“LLCI”), and Plainfield Peru II LLC, a Delaware limited liability company (“LLCII” and together with LLCI, “Plainfield”). Pursuant to the Voting Agreement, the Stockholders agreed to vote all common stock beneficially owned by them at any regular or special meeting of the stockholders of the Company in favor of a proposal to (i) increase the number of authorized shares of common stock of the Company from 93,750,000 to a number sufficient to support the issuance of the common stock underlying the Notes (as defined below and including any Notes issued in lieu of interest thereon) (the date of such amendment, the “Amendment Date”) and the Warrants (as defined below) and (ii) delete Article 15 from the Articles of Incorporation of the Company. The Voting Agreement shall terminate upon the earlier of (i) stockholder approval of the actions set forth above, or (ii) January 31, 2008.

Also on September 12, 2007, a stockholders agreement (the “Stockholders Agreement”) was executed among Luis Goyzueta, our chief executive officer and a director, Plainfield and the Company. Under the Stockholders Agreement, Mr. Goyzueta agreed to vote or take any such other action as may be reasonably requested to cause an individual designated by Plainfield or any permitted transferee of more than 50% of the Notes (as defined below) held by Plainfield to be elected as the Plainfield Director (as defined below). He further agreed to retain his voting rights and to not sell, dispose of or otherwise transfer record or beneficial ownership of any common stock unless the transferee agrees to abide by the terms of the Stockholders Agreement.

Also on September 12, 2007, the Company entered into a registration rights agreement (the “ARC Registration Rights Agreement”) with ARC Investment Partners, LLC, Tapirdo Enterprises, LLC (an affiliate of Adam Roseman), and SGM Capital, LLC (an affiliate of Steven Magami) (collectively, the “ARC Holders”) in which the Company granted to each of the ARC Holders the right to request two demand registrations. In addition, the ARC Holders were granted certain shelf registration and piggyback registration rights.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 12, 2007, the Company, as Guarantor, entered into a $20,000,000 Loan Agreement (the “Loan Agreement”) with Pure Biofuels Del Peru S.A.C. and Palma Industrial S.A.C., each a 99.9% owned subsidiary of the Company (the “Borrowers”), various lenders and PSSM, as Administrative Agent (“Agent”). The Company’s initial borrowings under the Loan Agreement are $5,000,000. Subsequent borrowings under the Loan Agreement must be for at least $2,000,000 and will be in the form of either base rate loans or Eurodollar loans, each as defined in the credit agreement.

Obligations under the Loan Agreement are secured by liens on substantially all of the assets of the Company, the Borrowers and each of the Borrowers’ subsidiaries. The Loan Agreement terminates on January 12, 2011. Payments of interest on borrowings under the Loan Agreement are payable monthly. After September 12, 2009, principal amounts owed under the Loan Agreement may be prepaid at a rate of 108%. In addition, the Loan Agreement provides for certain mandatory prepayments, including, without limitation, upon the receipt of any cash proceeds from any capital contribution or any sale or issuance of equity interests, any cash proceeds from any issuance or incurrence of certain indebtedness and any cash proceeds from any asset sale.

Obligations under the Loan Agreement are immediately due and payable upon the occurrence of certain events of default, as defined in the Loan Agreement, including, without limitation: (i) default in the payment when due of any principal of any Loan or any Note; (ii) default, and such default shall continue unremedied for three or more business days, in the payment when due of any interest on any Loan or any Note or any Fees or any other amounts owing under the Loan Agreement; (iii) any representation, warranty or statement made or deemed made by any credit party pursuant to the Loan Agreement shall prove to be untrue in any material respect on the date as of which made or deemed made; (iv) default by any credit party of any obligation contained in the Loan Agreement; (v) default in the repayment of other indebtedness exceeding $100,000; (vi) certain events of bankruptcy; (vii) any of the loan documents shall cease to be in full force and effect; (viii) one or more judgments or decrees shall be entered against a credit party equal to or exceeding an aggregate of $100,000; (ix) a change of control; or (x) an event of default under the Notes (as defined below).

Also on September 12, 2007, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Plainfield pursuant to which the Company agreed to sell to Plainfield (i) 11,000,000 shares of common stock, par value $0.001 of the Company (the “Shares”), (ii) $10,000,000 aggregate principal amount of its 10%/12% senior convertible PIK election notes due September 12, 2012, (the “Notes”) and (iii) warrants (the “Warrants”, and together with the Shares and the Notes, the “Securities”) to purchase up to 56,938,245 shares of common stock. The sale of the Securities is exempt from registration pursuant to Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended. In connection with the sale of the Securities, the Company paid various agent and investment banking fees in the aggregate amount of $1,000,000.

The Notes are convertible into 16,666,667 shares of common stock at the option of the holder of Notes at any time after the Amendment Date and on or prior to September 12, 2012, at a conversion price of $0.60 per share. The conversion price is subject to adjustment in accordance with the terms of the Purchase Agreement.

The Company will pay interest on the Notes semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2008. Subject to the conversion rights set forth below, the Company is obligated to pay 100% of the principal amount of the Notes, plus accrued and unpaid interest, in cash on September 12, 2012 (the “Maturity Date”), provided, however, that the Company may, at its option, may elect to pay interest on the Notes (i) entirely in cash, or (ii) entirely by issuing additional Notes with an effective interest rate of 12% (“PIK Interest”). The first payment of interest shall be paid in PIK Interest.

The Notes are senior unsecured obligations of the Company and rank equally in right of payment to the Company’s future senior indebtedness. The Notes also restrict the Company and its subsidiaries from incurring indebtedness or other obligations, including creating liens, merging, selling assets, making dividends, distributions or investments, entering into transactions with affiliates, making capital expenditures, modifying charter documents and issuing capital stock in the future, in each case subject to certain exceptions.

If there is an event of default on the Notes, the principal amount of the Notes, plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the Notes. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving the Company. It is an event of default under the Notes if (i) the Company fails to pay accrued interest, principal amount or another amount with respect to the Notes when due; (ii) certain events of bankruptcy, insolvency or reorganization with respect to the Company specified in the Notes occur; (iii) the Company fails to pay when due any other indebtedness in excess of $100,000; (iv) any of the Transaction Documents (as defined in the Purchase Agreement) shall cease to be in full force and effect; (v) the Company fails to make the payments on the Notes required upon a Change of Control (as defined in the Purchase Agreement) (vi) certain judgments or decrees shall be entered against us or any of our subsidiaries in an amount exceeding $100,000; (vii) the Amendment Date shall not have occurred on or prior to November 30, 2007 (unless otherwise extended to January 31, 2008 pursuant to the Securities Purchase Agreement); (viii) the Company defaults in the due performance or observance by it of any term, covenant or agreement contained in the Purchase Agreement; or (ix) any representation, warranty or statement made or deemed made by the Company in connection with this transaction shall prove to be untrue in any material respect on the date as of which made or deemed made.

The Warrants are exercisable into 56,938,245 shares of Common Stock at the option of the holder of Warrants at any time after the Amendment Date up to and including September 12, 2014, at an initial exercise price of $0.60 per share. The exercise price is subject to adjustment in accordance with the terms of the Warrants.

In connection with the offering of the Securities, the Company also entered into a registration rights agreement, dated as of September 12, 2007, with Plainfield (the “Plainfield Registration Rights Agreement”). Under the Registration Rights Agreement, the Company granted to Plainfield and its permitted transferees (the “Holders”) certain registration rights with respect to the Shares and the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants (collectively, with all shares paid, issued or distributed in respect of the Securities, the “Registrable Securities”). Pursuant to the Plainfied Registration Rights Agreement, the Holders of at least 20% of the Registrable Securities are entitled to request up to three demand registrations. In addition, the Company has agreed to use its commercially reasonable efforts to qualify for registration on a registration statement on Form S-3. After the Company has qualified for the use of Form S-3 or any comparable or successor form, the Holders of at least 25% of the Registrable Securities shall have the right, at least once in each 12-month period, to request a registration statement on Form S-3 covering the resale of the Registrable Securities. The Registration Rights Agreement also grants to the Holders certain piggyback registration rights.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 3.02.

Item 5.01. Changes in Control of Registrant.

See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 5.01.

Upon the Amendment Date, Plainfield, through its holdings of 11 million shares of Common Stock, the Notes and the Warrants, will beneficially own approximately 57.3% of the Company's Common Stock.

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On September 12, 2007, Eric Reehl was appointed as a Director of the Company pursuant to the Purchase Agreement, which entitled Plainfield or its affiliates (or any transferee of more than 50% of the Notes held by Purchaser) to designate one Director (the “Plainfield Director”). Mr. Reehl is a Managing Director of Plainfield Asset Management LLC. Prior to joining Plainfield, Mr. Reehl, from 2004 to 2006, led the Direct Lending Group in New York for CSG Investments, Inc., a wholly owned subsidiary of Beal Bank of Dallas, Texas, where he was responsible for collateralized direct lending originations. From 2002 to 2004, Mr. Reehl was a Director in the financial restructuring group of Ernst & Young Corporate Finance LLC (now a division of Macquarie Securities). From 1992 to 2002, Mr. Reehl was a Managing Director with Woodhaven Investors, Inc., a private equity firm in New York, where he was responsible for originating, closing, monitoring, and in some cases acting as a temporary executive for various portfolio companies. From 1989 to 1992, Mr. Reehl served first as Treasurer and later as Head of Corporate Development for Consolidated Capital, Inc. and its successor ConCap Equities, Inc. of Dallas, TX, a syndicator of real estate limited partnerships with $1.2 billion in assets, which successfully reorganized in bankruptcy. From 1988 to 1989, Mr. Reehl worked in the restructuring group at Arthur Young & Company in Houston, TX. Mr. Reehl received a B.S. in business in 1986 and an M.B.A. in 1987 from University of Texas at Austin.

On September 12, 2007, the company and Steven Magami, the Company’s president, entered into an amendment to the employment agreement dated June 22, 2007 (the “Amended Employment Agreement”). Pursuant to the Amended Employment Agreement, Mr. Magami’s salary was increased from $100,000 per year to $200,000 per year.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2007, the Company’s board of directors adopted amended and restated bylaws. A complete copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1. The amendments to the Amended and Restated Bylaws include the following:

- Section 1 was amended to provide that certain formation and other corporate documents will be kept at the Company’s principal office;

- Paragraph 2.4 was amended to provide that at least 10 days prior to a stockholders' meeting, a list of all stockholders entitled to vote is prepared and may be examined by the stockholders;

- Paragraph 2.5 was amended to provide that stockholders may be given notice of a meeting by means of electronic transmission per NRS 78.370;

- Paragraph 2.9 was amended to provide procedures for stockholder nominations for the Board, including the submission of certain information regarding the nominee including, without limitation, such person’s written consent and their name, age, contact information, principal occupation and equity interests in the Company beneficially owned by such person;

- Paragraph 2.10 was amended to provide procedures for stockholder proposals including, without limitation, the submission of a brief description of the proposal, contact information of the stockholder submitting the proposal and the text of the proposal, if applicable;

- Paragraph 2.11 was amended to define "public disclosure" as disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or any comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to provide that stockholder nominations and proposals must also comply with the Exchange Act;

- Paragraph 2.13(b) was amended to provide that a proxy is valid for 6 months unless otherwise specified, and for a maximum of 7 years;

- Paragraphs 3.2 and 4.4 were amended to provide for the placement of Independent Directors on the Board and to increase the number of Directors from four (4) to five (5);

- Paragraph 3.11 was amended to provide that if the Shareholders Agreement is in effect, the attendance of the Plainfield Director is necessary to constitute a quorum;

- Section 4 was amended to provide for the establishment of the following board of directors committees: audit committee; compensation committee; and nominating and corporate governance committee;

- Section 5 was amended to provide for the election by the board of a Chief Executive Officer;

- Section 6 was amended to provide for the appointment of a transfer agent for the transfer and registration of common stock;

- Section 7 was amended to clarify the indemnification provisions;

- Paragraph 8.8 was amended to provide for opting out of the Nevada Share Control Act, NRS 78.378-3793; and

- Paragraph 8.9 was amended to provide that the bylaws may be amended only by the Board of Directors of the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

d) Exhibits

3.1    Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2007	PURE BIOFUELS CORP.

	By:	/s/ Luis Goyzueta
Luis Goyzueta
Chief Executive Officer and Director